                           TAX-MANAGED VALUE PORTFOLIO
                             BOSTON INCOME PORTFOLIO




                                           March 15, 2001



Tax-Managed Value Portfolio and Boston Income Portfolio each hereby adopts and agrees to become a party to the attached Master Custodian Agreement between the Eaton Vance Hub Portfolios and Investors Bank & Trust Company. Enclosed is an amended Appendix I to the Extension Agreement dated August 31, 2000.


                           TAX-MANAGED VALUE PORTFOLIO
                             BOSTON INCOME PORTFOLIO



                                           By:  /s/ James B. Hawkes
                                                --------------------------------
                                                President


Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY



By:  /s/ Andrew M. Nesver
     -----------------------------------
     Sr. Director


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                                                                                                         Appendix I
                                                                                           Effective March 15, 2001

                                          FUND PARTIES TO AGREEMENTS REFERENCED
                                                  IN PARAGRAPHS 1 AND 2
                                                  ---------------------

Eaton Vance Advisers Senior-Floating-Rate Fund                            Eaton Vance Mutual Funds Trust
Eaton Vance California Municipal Income Trust                             Eaton Vance New Jersey Municipal Income Trust
Eaton Vance Florida Municipal Income Trust                                Eaton Vance New York Municipal Income Trust
Eaton Vance Growth Trust                                                  Eaton Vance Ohio Municipal Income Trust
Eaton Vance Income Fund of Boston                                         Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Institutional Senior Floating-Rate Fund                       Eaton Vance Prime Rate Reserves
Eaton Vance Investment Trust                                              Eaton Vance Senior Income Trust
Eaton Vance Massachusetts Municipal Income Trust                          Eaton Vance Series Trust
Eaton Vance Michigan Municipal Income Trust                               Eaton Vance Special Investment Trust
Eaton Vance Municipal Income Trust                                        Eaton Vance Variable Trust
Eaton Vance Municipals Trust                                              EV Classic Senior Floating-Rate Fund
Eaton Vance Municipals Trust II                                           Eaton Vance Medallion Funds Ltd.


                                           FUND PARTIES TO AGREEMENT REFERENCED
                                                  IN PARAGRAPHS 1 AND 3
                                                  ---------------------

Alabama Municipals Portfolio                                              Michigan Municipals Portfolio
Arizona Municipals Portfolio                                              Minnesota Municipals Portfolio
Arkansas Municipals Portfolio                                             Mississippi Municipals Portfolio
Asian Small Companies Portfolio                                           Missouri Municipals Portfolio
California Limited Maturity Municipals Portfolio                          National Limited Maturity Municipals Portfolio
California Municipals Portfolio                                           National Municipals Portfolio
Capital Appreciation Portfolio                                            New Jersey Limited Maturity Municipals Portfolio
Capital Growth Portfolio                                                  New Jersey Municipals Portfolio
Cash Management Portfolio                                                 New York Limited Maturity Municipals Portfolio
Colorado Municipals Portfolio                                             New York Municipals Portfolio
Connecticut Municipals Portfolio                                          North Carolina Municipals Portfolio
Emerging Markets Portfolio                                                Ohio Limited Maturity Municipals Portfolio
Floating Rate Portfolio                                                   Ohio Municipals Portfolio
Florida Insured Municipals Portfolio                                      Oregon Municipals Portfolio
Florida Limited Maturity Municipals Portfolio                             Pennsylvania Limited Maturity Municipals Portfolio
Florida Municipals Portfolio                                              Pennsylvania Municipals Portfolio
Georgia Municipals Portfolio                                              Rhode Island Municipals Portfolio
Government Obligations Portfolio                                          Senior Debt Portfolio
Greater China Growth Portfolio                                            Small Company Growth Portfolio
Growth Portfolio                                                          South Asia Portfolio
Growth & Income Portfolio                                                 South Carolina Municipals Portfolio
Hawaii Municipals Portfolio                                               Special Equities Portfolio
High Income Portfolio                                                     Strategic Income Portfolio
High Yield Municipals Portfolio                                           Tax-Managed Emerging Growth Portfolio
Information Age Portfolio                                                 Tax-Managed Growth Portfolio
Investment Grade Income Portfolio                                         Tax-Managed International Growth Portfolio
Kansas Municipals Portfolio                                               Tennessee Municipals Portfolio
Kentucky Municipals Portfolio                                             Texas Municipals Portfolio
Louisiana Municipals Portfolio                                            Utilities Portfolio
Maryland Municipals Portfolio                                             Virginia Municipals Portfolio
Massachusetts Limited Maturity Municipals Portfolio                       West Virginia Municipals Portfolio
Massachusetts Municipals Portfolio                                        Worldwide Health Sciences Portfolio
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